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                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-30195 and 33-21892) of Scientific Technologies Inc. of our report dated March 6, 1996 appearing on page F-10 in this Annual Report on Form 10-KSB.



   /s/ PRICE WATERHOUSE

   PRICE WATERHOUSE, LLP
   San Jose, California
   March 25, 1996